Exhibit 5.1

LAURA ANTHONY, ESQ.	WWW.ALCLAW.COM
CRAIG D. LINDER, ESQ.*	WWW.SECURITIESLAWBLOG.COM
JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:	DIRECT E-MAIL: JHAGGARD@ALCLAW.COM
CHAD FRIEND, ESQ., LLM
MICHAEL R. GEROE, ESQ., CIPP/US***
JESSICA HAGGARD, ESQ. ****
christopher t. hines *****
PETER P. LINDLEY, ESQ., CPA, MBA
JOHN LOWY, ESQ.******
STUART REED, ESQ.
LAZARUS ROTHSTEIN, ESQ.
SVETLANA ROVENSKAYA, ESQ.*******
HARRIS TULCHIN, ESQ. ********

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

September 27, 2024

SideChannel, Inc.

146 Main Street, Suite 405

Worcester, MA 01608

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statements on Form S-8 (the “Registration Statement”) to be filed by SideChannel, Inc.(the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an additional 13,599,334 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the Cipherloc Corporation 2021 Omnibus Equity Incentive Plan (the “2021 Plan”).

The shares of Common Stock issuable pursuant to the 2021 Plan are collectively referred to herein as the “Shares”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Articles of Incorporation, as amended, of the Company; (b) the Bylaws of the Company; (c) certain resolutions adopted by the Board of Directors of the Company; and (d) the 2021 Plan.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to compliance with applicable state securities laws, we are of the opinion that the Shares when, and if, issued pursuant to the terms of the 2021 Plan will be validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the internal laws of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

ANTHONY, LINDER & CACOMANOLIS, PLLC

/s/ Anthony, Linder & Cacomanolis, PLLC

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936